Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated June 19, 2014, relating to the financial statements and financial highlights of GMO Benchmark-Free Allocation Series Fund, GMO Global Asset Allocation Series Fund, GMO Global Equity Allocation Series Fund and GMO International Equity Allocation Series Fund, which appear in the April 30, 2014 Annual Reports to Shareholders and which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements”, “Investment Advisory and Other Services—Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings—Ongoing Arrangements to Make Portfolio Holdings Available” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 29, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us in this Registration Statement on Form N-1A of GMO International Developed Equity Allocation Series Fund, GMO Foreign Series Fund, GMO U.S. Equity Allocation Series Fund, GMO Emerging Countries Series Fund, GMO Quality Series Fund, GMO International Bond Series Fund, GMO Core Plus Bond Series Fund, and GMO Emerging Country Debt Series Fund, under the headings “Investment Advisory and Other Services—Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings—Ongoing Arrangements to Make Portfolio Holdings Available” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 29, 2014